Exhibit 99.1

China Automotive Systems Reports
UNAUDITED 2018 Third Quarter RESULTS

WUHAN, China, November 9, 2018/PRNewswire/ -- China Automotive Systems, Inc. (Nasdaq: CAAS) ("CAAS" or the "Company"), a leading power steering components and systems supplier in China, today announced its unaudited financial results for the third quarter and nine months ended September 30, 2018.

Third Quarter 2018 Highlights

•	Net sales were $112.1 million compared to $118.4 million in the third quarter of 2017;

•	Gross margin decreased to $15.4 million from $22.5 million, and the gross margin declined to 13.7% from 19.0% in the third quarter of 2017;

•	Income from operations was $1.8 million, with an operating margin of 1.6% compared with 4.2% in the same quarter last year;

•	Net income attributable to parent company's common shareholders was $0.4 million, or diluted earnings per share of $0.01, compared to net income attributable to parent company's common shareholders of $5.1 million, or diluted earnings per share of $0.16, in the third quarter of 2017.

First Nine Months of 2018 Highlights

•	Net sales increased 4.7% to $371.9 million, compared to $355.3 million in the first nine months of 2017;

•	Gross margin was 14.5% compared with 19.2% in the same period last year;

•	Diluted earnings per share attributable to parent company's common shareholders was $0.17 compared with $0.62 for the first nine months of 2017;

•	Cash and cash equivalents, pledged cash deposits and short-term investments were $144.1 million as of September 30, 2018;

•	Net cash flow from operating activities was $9.0 million.

Mr. Qizhou Wu, the Chief Executive Officer of CAAS, commented, “Sales of our traditional hydraulic products continued to anchor our sales in the Chinese automotive market in the third quarter of 2018. Our advanced hydraulic steering products remain the primary sales driver to Chrysler and Ford for use in the North American markets with sales rising by 22.2% in the third quarter of 2018 compared to the same quarter last year. Sales of our steering columns also grew to help offset softness in the Chinese passenger vehicle and heavy-duty truck markets.”

“We continue to be optimistic about our electric power steering (“EPS”) business as our new joint venture, Hubei Henglong KYB Automobile Electric Steering System Co., Ltd., with KYB (China) Investment Co., Ltd., will receive all the EPS business in China from both joint venture partners. Our new joint venture will enhance EPS research and development and production capabilities at CAAS’s compound in Jingzhou City.”

Mr. Jie Li, the Chief Financial Officer of CAAS, commented, “We continue to focus on our financial strength and cash flow from operations to invest in new products and increase our market penetration.”

Third Quarter of 2018

In the third quarter of 2018, net sales were $112.1 million compared to $118.4 million in the same quarter of 2017. The decrease in net product sales was mainly due to a change in the product mix and lower domestic sales volume due to softer demand in the Chinese domestic brand automobile market. Net product sales to North America grew 22.2% to $30.3 million compared to $24.8 million for the same quarter in 2017. The increase in export sales to North America was mainly due to higher sales of the Company’s more advanced products.

Gross profit was $15.4 million in the third quarter of 2018, compared to $22.5 million in the third quarter of 2017. Gross margin was 13.7% compared to 19.0% for the same period of 2017, mainly due to an increase in the cost of raw materials and the changes in the product mix.

Selling expenses were $3.4 million in the third quarter of 2018, compared to $4.5 million in the third quarter of 2017. Lower selling expenses were mainly due to lower unit sales as well as utilizing lower cost shippers. Selling expenses represented 3.0% of net sales in the third quarter of 2018, compared to 3.8% in the third quarter of 2017.

General and administrative expenses ("G&A expenses") were $3.7 million in the third quarter of 2018, compared to $4.4 million in the same quarter of 2017. The decline was primarily due to lower personnel expenses. G&A expenses represented 3.3% of net sales in the third quarter of 2018 compared with 3.7% in the third quarter of 2017.

Research and development expenses ("R&D expenses") were $7.0 million in the third quarter of 2018, compared to $9.2 million in the third quarter of 2017. R&D expenses represented 6.2% of net sales in the third quarter of 2018 compared with 7.8% in the third quarter last year. The lower R&D expenses were mainly due to greater cost controls over R&D expenditures and the transfer of some research projects to our new joint venture, Hubei Henglong KYB Automobile Electric Steering System Co., Ltd., for electric power steering.

Net financial income was $0.8 million in the third quarter of 2018 compared to net financial income of $1.0 million in the third quarter of 2017.

Income from operations was $1.8 million in the third quarter of 2018, compared to $4.9 million in the same quarter of 2017. The decrease was mainly due to lower gross profit and lower gross margin.

Income before income tax expenses and equity in earnings of affiliated companies was $1.8 million in the third quarter of 2018, compared to $5.7 million in the third quarter of 2017. The decrease in income before income tax expenses and equity in earnings of affiliated companies was mainly due to lower operating income in the third quarter of 2018 compared with the third quarter of 2017.

Net income attributable to parent company's common shareholders was $0.4 million in the third quarter of 2018, compared to net income attributable to parent company's common shareholders of $5.1 million in the third quarter of 2017. Diluted earnings per share were $0.01 in the third quarter of 2018, compared to diluted earnings per share of $0.16 in the third quarter of 2017.

The weighted average number of diluted common shares outstanding was 31,645,556 in the third quarter of 2018, compared to 31,644,271 in the third quarter of 2017.

First Nine Months of 2018

Net sales for the first nine months of 2018 were $371.9 million, compared to $355.3 million in the first nine months of 2017. Nine-month gross profit was $54.0 million, compared to $68.2 million in the corresponding period last year. Nine-month gross margin was 14.5%, compared to 19.2% for the corresponding period in 2017. For the nine months ended September 30, 2018, gain on other sales amounted to $3.0 million, compared to $5.9 million for the corresponding period in 2017. Income from operations was $7.0 million compared to $23.2 million in the first nine months of 2017. Operating margin was 1.9%, compared to 6.5% for the corresponding period of 2017.

Net income attributable to parent company's common shareholders was $5.5 million compared with $19.7 million in the corresponding period last year. Diluted earnings per share were $0.17 in the first nine months of 2018, compared to diluted earnings per share of $0.62 for the corresponding period in 2017.

Balance Sheet

As of September 30, 2018, total cash and cash equivalents, pledged cash deposits and short-term investments were $144.1 million, total accounts receivable including notes receivable were $249.6 million, accounts payable including notes payable were $196.6 million, and short-term loans were $70.9 million. Total parent company stockholders' equity was $309.5 million as of September 30, 2018, compared to $306.1 million as of December 31, 2017.

Business Outlook

Management has reduced its revenue guidance for the full year 2018 to US$510 million from US$520.0 million. This target is based on the Company's current views on operating and market conditions, which are subject to change.

Conference Call

Management will conduct a conference call on November 9, 2018 at 8:00 A.M. EST/9:00 P.M. Beijing Time to discuss these results. A question and answer session will follow management's presentation. To participate, please call the following numbers 10 minutes before the call start time and ask to be connected to the "China Automotive Systems" conference call:

Phone Number: +1-877-407-8031 (North America)

Phone Number: +1-201-689-8031 (International)

A replay of the call will be available on the Company’s website under investor relations section.

About China Automotive Systems, Inc.

Based in Hubei Province, the People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through eight Sino-foreign joint ventures. The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles. The Company currently offers four separate series of power steering with an annual production capacity of over 6 million sets of steering gears, columns and steering hoses. Its customer base is comprised of leading auto manufacturers, such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., BYD Auto Company Limited, Beiqi Foton Motor Co., Ltd. and Chery Automobile Co., Ltd. in China, and Chrysler Group LLC in North America. For more information, please visit: http://www.caasauto.com.

Forward-Looking Statements

This press release contains statements that are "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. These forward-looking statements include statements regarding the qualitative and quantitative effects of the accounting errors, the periods involved, the nature of the Company's review and any anticipated conclusions of the Company or its management and other statements that are not historical facts. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. As a result, the Company's actual results could differ materially from those contained in these forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's Form 10-K annual report filed with the Securities and Exchange Commission on March 29, 2018, and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

For further information, please contact:

Jie Li

Chief Financial Officer

China Automotive Systems, Inc.

Email: jieli@chl.com.cn

Kevin Theiss

+1-212-521-4050

kevin.theiss@awakenlab.com

- Tables Follow -

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

(In thousands of USD, except share and per share amounts)

	Three Months Ended September 30,
	2018	2017
Net product sales ($8,207 and $7,563 sold to related parties for the three months ended September 30, 2018 and 2017)	$112,084	$118,365
Cost of products sold ($4,659 and $6,549 purchased from related parties for the three months ended September 30, 2018 and 2017)	96,718	95,878
Gross profit	15,366	22,487
Gain on other sales	482	553
Less: Operating expenses
Selling expenses	3,353	4,537
General and administrative expenses	3,708	4,390
Research and development expenses	6,957	9,194
Total operating expenses	14,018	18,121
Income from operations	1,830	4,919
Other (expense)/income, net	(461)	100
Interest expense	(431)	(318)
Financial income, net	815	1,027
Income before income tax expenses and equity in earnings of affiliated companies	1,753	5,728
Less: Income taxes	326	991
Equity in losses of affiliated companies	(1,049)	491
Net income	378	5,228
Net (loss)/income attributable to non-controlling interests	1	169
Net income attributable to parent company’s common shareholders	$377	$5,059
Comprehensive income:
Net income	$378	$5,228
Other comprehensive income:
Foreign currency translation (loss)/gain, net of tax	(13,012)	6,705
Comprehensive (loss)/income	(12,634)	11,933
Comprehensive (loss)/income attributable to non-controlling interests	(619)	386
Comprehensive (loss)/income attributable to parent company	$(12,015)	$11,547

Net income attributable to parent company’s common shareholders per share

Basic –	$0.01	$0.16

Diluted-	$0.01	$0.16
Weighted average number of common shares outstanding
Basic	31,644,004	31,644,004
Diluted	31,645,556	31,644,271

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

(In thousands of USD, except share and per share amounts)

	Nine Months Ended September 30,
	2018	2017
Net product sales ($29,909 and $25,684 sold to related parties for the nine months ended September 30, 2018 and 2017)	$371,884	$355,333
Cost of products sold ($20,336 and $20,195 purchased from related parties for the nine months ended September 30, 2018 and 2017)	317,858	287,156
Gross profit	54,026	68,177
Gain on other sales	2,972	5,896
Less: Operating expenses
Selling expenses	14,067	13,160
General and administrative expenses	12,574	14,027
Research and development expenses	23,349	23,666
Total operating expenses	49,990	50,853
Income from operations	7,008	23,220
Other income/(expense), net	760	(2)
Interest expense	(1,647)	(1,193)
Financial income, net	947	1,909
Income before income tax expenses and equity in earnings of affiliated companies	7,068	23,934
Less: Income taxes	1,116	4,367
Equity in (losses)/earnings of affiliated companies	(546)	480
Net income	5,406	20,047
Net (loss)/income attributable to non-controlling interests	(130)	353
Net income attributable to parent company’s common shareholders	$5,536	$19,694
Comprehensive income:
Net income	$5,406	$20,047
Other comprehensive income:
Foreign currency translation (loss)/gain, net of tax	(17,237)	14,148
Comprehensive (loss)/income	(11,831)	34,195
Comprehensive (loss)/income attributable to non-controlling interests	(814)	819
Comprehensive (loss)/income attributable to parent company	$(11,017)	$33,376

Net income attributable to parent company’s common shareholders per share

Basic –	$0.17	$0.62

Diluted-	$0.17	$0.62
Weighted average number of common shares outstanding
Basic	31,644,004	31,644,004
Diluted	31,645,622	31,647,833

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Balance Sheets

(In thousands of USD unless otherwise indicated)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$95,788	$64,558
Pledged Cash	26,115	31,535
Short-term investments	22,241	29,587
Accounts and notes receivable, net - unrelated parties	232,114	274,989
Accounts and notes receivable, net - related parties	17,522	19,086
Advance payments and others - unrelated parties	14,160	12,790
Advance payments and others - related parties	413	20,841
Inventories	87,769	79,217
Total current assets	496,122	532,603
Non-current assets:
Property, plant and equipment, net	124,823	126,033
Intangible assets, net	605	661
Other receivables, net - unrelated parties	1,609	2,188
Advance payment for property, plant and equipment - unrelated parties	8,657	9,657
Advance payment for property, plant and equipment - related parties	6,566	5,264
Long-term investments	30,874	27,596
Deferred tax assets	12,680	13,367
Total assets	$681,936	$717,369

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short term loans	$70,900	$72,711
Accounts and notes payable - unrelated parties	192,146	233,048
Accounts and notes payable - related parties	4,468	7,168
Customer deposits	950	1,128
Accrued payroll and related costs	7,488	8,577
Accrued expenses and other payables	39,251	40,127
Accrued pension costs	3,587	4,051
Taxes payable	8,855	5,927
Amounts due to shareholders/directors	316	343
Advances payable (current portion)	363	383
Total current liabilities	328,324	373,463
Long-term liabilities:
Long-term loans	291	306
Advances payable	342	359
Other long-term payable	9,568	-
Long-term tax payable	29,874	32,719
Deferred tax liabilities	4,029	4,393
Total liabilities	$372,428	$411,240

Commitments and Contingencies

Stockholders’ equity:
Common stock, $0.0001 par value - Authorized - 80,000,000 shares; Issued – 32,338,302 and 32,338,302 shares as of September 30, 2018 and December 31, 2017, respectively	$3	$3
Additional paid-in capital	64,406	64,406
Retained earnings-
Appropriated	10,830	10,707
Unappropriated	214,872	209,459
Accumulated other comprehensive income	1,227	17,780
Treasury stock – 694,298 and 694,298 shares as of September 30, 2018 and December 31, 2017, respectively	(2,907)	(2,907)
Total parent company stockholders' equity	288,431	299,448
Non-controlling interests	21,077	6,681
Total stockholders' equity	309,508	306,129
Total liabilities and stockholders' equity	$681,936	$717,369

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands of USD unless otherwise indicated)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$5,406	$20,047
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation and amortization	13,590	10,933
Share-based compensation	-	100
Increase in provision for doubtful accounts	253	1,034
Inventory write downs	4,971	4,436
Deferred income taxes	(134)	1,354
Equity in earnings/(losses) of affiliated companies	546	(480)
(Loss)/gain on fixed assets disposals	6	(2,204)
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts and notes receivable	29,758	32,807
Advance payments and others	(1,604)	(1,527)
Inventories	(18,220)	(6,441)
Increase (decrease) in:
Accounts and notes payable	(28,744)	(3,023)
Customer deposits	(148)	158
Accrued payroll and related costs	(756)	182
Accrued expenses and other payables	3,513	(6,216)
Accrued pension costs	(237)	443
Taxes payable	807	(9,806)
Net cash provided by operating activities	9,007	41,797
Cash flows from investing activities:
Increase in other receivables	453	159
Cash received from property, plant and equipment sales	263	2,351
Payments to acquire property, plant and equipment (including $6,747 and $7,656 paid to related parties for the nine months ended September 30, 2018 and 2017, respectively)	(24,295)	(19,187)
Purchase of short-term investments	(19,974)	(25,017)
Purchase of long-term time deposit	-	(5,836)
Proceeds from maturities of short-term investments	26,793	33,749
Investment under equity method	(5,957)	(7,629)
Cash received for related party loan repayment	20,430	-
Loan to a related party	-	(29,044)
Net cash used in investing activities	(2,287)	(50,454)
Cash flows from financing activities:
Proceeds from bank loans	67,938	69,635
Repayments of bank loans	(69,025)	(39,271)
Proceeds from sale and leaseback transaction	11,758	-
Repayments of the borrowing for sale and leaseback transaction	(2,181)	-
Dividends paid to non-controlling shareholder	(524)	-
Cash received from capital contributions by non-controlling shareholder	15,728	-
Net cash provided by financing activities	23,694	30,364
Effects of exchange rate on cash, cash equivalents and pledged cash	(4,603)	2,859
Net increase in cash, cash equivalents and pledged cash	25,811	24,566
Cash, cash equivalents and pledged cash at beginning of period	96,093	61,891
Cash, cash equivalents and pledged cash at end of period	$121,904	$86,457

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

	Nine Months Ended September 30,
	2018	2017
Cash paid for interest	$706	$573
Cash paid for income taxes	731	4,343

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

	Nine Months Ended September 30,
	2018	2017
Property, plant and equipment recorded during the period which previously were advance payments	$11,666	$12,331
Accounts payable for acquiring property, plant and equipment	614	890
Dividends payable to non-controlling interests	-	621